Exhibit 10.14
SEPARATION AGREEMENT
     This Separation Agreement (hereinafter “Agreement”) is made and entered into this 31st day of January, 2006 (hereinafter the “Effective Date”), by and between Kona Grill, Inc., a Delaware corporation (hereinafter referred to as the “Company”), and C. Donald Dempsey (hereinafter referred to as “Employee”).
RECITALS
     WHEREAS, Employee is currently employed by the Company as its President and Chief Executive Officer;
     WHEREAS, Employee’s employment with the Company is governed by an “Employment Terms Letter,” which is Exhibit 10.1(a) to the Company’s Registration Statement on Form S-1 (File No. 333-125506) filed with the Securities and Exchange Commission on June 3, 2005, as amended by the “Amended Employment Terms Letter,” which is Exhibit 10.1(b) to the Company’s Registration Statement on Form S-1 (File No. 333-125506) filed with the Securities and Exchange Commission on June 3, 2005;
     WHEREAS, Employee has elected to voluntarily resign his position as an officer of the Company, as well as his position on the Company’s Board of Directors, effective January 31, 2006;
     WHEREAS, Employee’s status with the Company will end, effective April 30, 2006 (hereinafter the “Separation Date”);
     WHEREAS, the Company and Employee, in order to settle, compromise and fully and finally release any and all claims and potential claims against the Company or Company Releasees (as defined below), arising out of Employee’s employment and the cessation thereof, have agreed to resolve these matters on the terms and conditions set forth herein; and
     WHEREAS, Employee acknowledges he is waiving rights and claims described herein in exchange for consideration in addition to anything of value to which he is already entitled;
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:
     1. Recitals. The recitals set forth above are true, accurate, and correct, and are incorporated in this Agreement by this reference and made a material part of this Agreement.
     2.1 Severance Benefits. Upon expiration of the revocation period referenced in Paragraph 12 of this Agreement, and provided Employee does not revoke this Agreement pursuant to Paragraph 12 of this Agreement, Employee shall be entitled to the following benefits from the Company:
          a. Severance Payment: Pursuant to Section 7 of the Employment Terms Letter, as amended by the Amended Employment Terms Letter, twelve (12) months’ base salary, in the gross amount of $360,000 (Three Hundred Sixty Thousand Dollars and 00/100 Cents), minus all statutory deductions, to be paid to Employee in accordance with the Company’s ordinary payroll practices, over the period May 1, 2006 to April 30, 2007.
          b. Annual Bonus: Notwithstanding any contrary provisions in the Employment Terms Letter or the Amended Employment Terms Letter, the gross amount of $157,500.00 (One Hundred Fifty-Seven Five Hundred and No/100 Dollars) in satisfaction of any and all annual bonus entitlement or obligation. Employee specifically acknowledges and agrees that this amount is an amount to which he was not otherwise entitled, and that it that it constitutes sufficient consideration for the additional promises set forth in this Agreement.
          c. Stock Options/Bonus Options: Notwithstanding any contrary provisions in the Employment Terms Letter or the Amended Employment Terms Letter, Employee agrees and acknowledges that the Company has previously provided him with all Stock Options and Bonus Options to which he is entitled. To the extent any of those options are not currently vested, all options previously granted to Employee shall vest as of the Separation Date. The Company and Employee agree that Employee must exercise all options currently held by him by no later than May 1, 2006.
          d. Medical Insurance: Subject to any applicable deductibles or co-payments, the Company shall provide to the Employee, and Employee’s eligible dependents, medical insurance benefits under the Company’s Group Medical Plan, or the plan then in effect for similarly situated employees, as amended from time to time, for a period of up to eighteen (18) months starting May 1, 2006, or until the date on which Employee obtains employment with a new employer that offers medical coverage for the Employee and Employee’s eligible dependents, which does not exclude coverage for any pre-existing conditions (regardless of any deductible or co-payments or Employee contribution requirements for such medical coverage), and becomes eligible for such coverage (“New Coverage”), whichever is earlier. Employee shall give the Company written notice of New Coverage. Employee acknowledges that Employee’s COBRA period shall begin on the Separation Date, and that the foregoing medical insurance coverage under the Company’s Group Medical Plan constitutes Company-paid COBRA. Coverage provided during this period of Company-paid COBRA shall be at the same level of coverage previously elected by or provided to Employee during his employment with the Company, subject to provider modification(s) to the applicable insurance benefits.
     2.2 Other Payments. The Company will pay Employee all earned but unpaid compensation through the Separation Date, as well as accrued but unused vacation pay to which Employee is entitled through the Separation Date, under the Company’s vacation pay policy and/or practices, in accordance with applicable law.
     2.3 Taxes. All payments and other benefits provided to Employee under this Agreement shall be subject to any withholding and employment taxes consistent with the character of the payments in accordance with applicable law.
     2.4. Adequate Consideration. Employee acknowledges and agrees that Paragraph 2.1 of this Agreement includes and provides for substantial consideration to Employee in addition to anything of value to which he is, as a matter of law, otherwise entitled.
     3. Release. In consideration of his receipt of the severance benefits set forth in Paragraph 2.1 of this Agreement, Employee, for himself, his spouse (if any), and their respective heirs, estates, representatives, executors, successors and assigns, hereby fully, forever, irrevocably, and unconditionally release and discharge the Company, including the Company’s past and present officers, directors, members, stockholders, parent companies, subsidiaries, affiliates, successors, assigns, agents, employees, representatives, lawyers, administrators, and all persons acting by, through, under, or in concert with them (collectively, the “Company Releasees”), from any and all claims which he or they may have against them, or any of them, which could have arisen out of any act or omission occurring from the beginning of time to the Effective Date of this Agreement, whether now known or unknown, asserted or unasserted. This release includes, but is not limited to, any and all claims brought or that could be brought pursuant to or under the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Civil Rights Act of 1991, the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement and Income Security Act (ERISA), the Sarbanes-Oxley Act, the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Family and Medical Leave Act, the Equal Pay Act, the Minnesota Human Rights Act, the Minnesota Fair Labor Standards Act, or any other statute set forth in the Minnesota Statutes, or any other federal, state or local administrative statute, law, rule, regulation, ordinance, or order that pertains or relates to, or otherwise touches upon, the employment relationship between the Company and Employee; and any and all actions for breach of contract, express or implied, breach of the covenant of good faith and fair dealing, express or implied, promissory estoppel, wrongful termination in violation of public policy, all other claims for wrongful termination and constructive discharge, and all other tort claims, including, but not limited to, assault, battery, false imprisonment, intentional interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, negligence, negligent investigation, negligent hiring, supervision, or retention, defamation, intentional or negligent misrepresentation, fraud, and any and all other laws and regulations relating to employment, employment termination, employment discrimination, harassment, and/or retaliation, wages, hours, employee benefits, compensation, sexual harassment, and any and all claims for attorneys’ fees and costs, pursuant to or arising under any federal, state, or local statute, law, rule, regulation, ordinance, or order. This release of claims expressly includes, but is not limited to, any and all claims arising out of or in any way related to Employee’s employment with the

Company, or both, whether known by him at the time of execution of this Agreement or not. By signing this Agreement, however, Employee does not waive any rights or claims that may arise after the Effective Date of this Agreement.
     4. Form 8-K Disclosure. Employee acknowledges that the Company provided him with a proposed Form 8-K disclosure, a copy of which is attached hereto as Exhibit A. Employee represents that he reviewed this proposed disclosure, and that agrees with each and every material representation therein.
     5. Covenant Not to Sue. Employee warrants that he has no pending complaints, charges, or claims for relief against the Company or Company Releasees, or any of them, with any local, state, or federal court or administrative agency. Employee understands and agrees that this Agreement may be pled as a complete bar to any action or suit before any administrative body or court with respect to any complaint, charge, or claim under federal, state, local, or other law relating to any possible claim that existed or may have existed against the Company or Company Releasees, or any of them, arising out of any event occurring from the beginning of time through the Effective Date of this Agreement.
     6. Non-Disparagement. Employee agrees that neither he nor anyone acting on his behalf will make any derogatory or disparaging statement about the Company or Company Releasees, or any of them. Employee agrees and understands that the promise of non-disparagement is a material inducement to the Company in agreeing to provide the benefits set forth in Paragraph 2.1(a) and 2.1(d), and that in the event Employee breaches the provisions of this Paragraph, it shall constitute a material breach of this Agreement, and that the Company shall be entitled to cease making any payments to Employee under Paragraph 2.1(a) and to cease to provide Employee with any Company-paid COBRA under Paragraph 2.1(d), as well as the right to seek all damages caused by such breach, including, without limitation, reputational damages and punitive damages.
     7. Restrictive Covenants. Employee acknowledges and agrees that he is bound and shall remain bound by the terms of the Confidentiality and Non-Compete Agreement he executed in connection with and pursuant to Paragraph 8 of the Employment Terms Letter, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. The terms of that Confidentiality and Non-Compete Agreement shall survive the termination of his employment with the Company and remain enforceable. Consistent with the provisions set forth in the Confidentiality and Non-Compete Agreement, Employee reaffirms, agrees, and acknowledges that, at all times after the Separation Date, he will not, without the prior written consent of the Company, directly or indirectly, (i) misappropriate or otherwise make any use of Company trade secrets or Proprietary Information (as that term is defined in the Confidentiality and Non-Competition Agreement); or (ii) release or otherwise divulge such trade secrets or any other confidential, secret, or Proprietary Information of the Company to any third party, except as is reasonably necessary in furtherance of his employment duties hereunder. Notwithstanding anything set forth in this Paragraph 7, Employee shall not be deemed to be in breach of this Paragraph if Employee: (i)

discloses information pursuant to express written authorization of the Company; or (ii) discloses information to any governmental authority or court, pursuant to a duty imposed by law (provided, however, that Employee shall notify the Company of the disclosure at least five (5) business days prior to such disclosure).
     8. Non-Solicitation of Key Company Employees. Employee agrees that, for a period of eighteen (18) months immediately following Separation Date, or, in the alternative, in the event any reviewing court finds eighteen (18) months after the Separation Date to be overbroad in duration and unenforceable, for a period of twelve (12) months after the Separation Date, or, in the alternative, in the event any reviewing court finds twelve (12) months to be overbroad in duration and unenforceable, for a period of nine (9) months after the Separation Date, or, in the alternative, in the event any reviewing court finds nine (9) months to be overbroad in duration and unenforceable, for a period of six (6) months after the Separation Date, or, in the alternative, in the event any reviewing court finds six (6) months to be overbroad in duration and unenforceable, for a period of three (3) months after the Separation Date, Employee shall not solicit, encourage, influence, induce, or cause others to solicit, encourage, influence, or induce any executive employee or management employee of the Company (collectively referred to herein as “Key Company Employees”) to terminate their employment relationship with the Company, or solicit, induce, seek to hire, offer employment to and/or hire any Key Company Employee, either as an employee, consultant, or independent contractor. If Employee violates the obligations contained in this Section, the time periods hereunder shall be extended by a period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated. Employee agrees that the consideration provided for in Paragraph 2.1 of this Agreement is adequate and sufficient consideration for the promises provided in this Paragraph 8.
     9. Return of Company Property. Employee agrees to and shall return to the Company all Company property in his actual or constructive possession prior to or on the Separation Date.
     10. Consultation with an Attorney. The Company has advised Employee to consult with an attorney of his choosing prior to executing this Agreement. Employee represents and agrees that he has thoroughly discussed all aspects of his rights and this Agreement, including his waiver of claims under the Age Discrimination in Employment Act, with an attorney, to the extent he wished to do so, prior to his placing of his signature on this Agreement.
     11. Review. A copy of this Agreement was delivered to Employee on January 31, 2006. Employee has been advised that he has twenty-one (21) days from the date he is presented with this Agreement to consider this Agreement. If Employee executes this Agreement before the expiration of twenty-one (21) days, he acknowledges that he has done so for the purpose of expediting the payment of severance benefits, and that he has expressly waived his right to take twenty-one (21) days to consider this Agreement.

     12. Revocation. Employee may revoke this Agreement for a period of seven (7) days after he signs it. Employee agrees that if he elects to revoke this Agreement, he will notify Company (c/o Quinn P. Williams, Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona, 85106) in writing, via certified mail, on or before the expiration of the revocation period. Receipt of proper and timely notice of revocation by the Company cancels and voids this Agreement. Provided that Employee does not provide notice of revocation, this Agreement will become effective upon expiration of the revocation period.
     13. Confidentiality. Employee agrees that he will keep the terms and fact of this Agreement confidential. He will not disclose the existence of this Agreement or any of its terms to anyone except his immediate family, attorneys, or accountants, unless required by law.
     14. Amendment. This Agreement shall be binding upon the parties and may not be amended, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by both of the parties.
     15. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and, except as otherwise provided herein, cancels all prior or contemporaneous oral or written understandings, negotiations, agreements, commitments, representations, and promises in connection herewith, including but not limited to any contrary provisions set forth in the Employment Terms Letter and/or the Amended Employment Terms Letter.
     16. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
     17. Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and has had the opportunity to have this document reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.
     18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

     19. Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. The parties agree that any claim, action, complaint, lawsuit, or other dispute arising between the parties related to the terms of this Agreement shall be brought and heard in the federal or state courts located in Maricopa County, Arizona, and Employee expressly consents to the exercise of personal jurisdiction over him by the Arizona courts.
     20. Severability. Should any provision in this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.
     21. Effect of this Agreement. It is expressly understood and agreed that this Agreement shall not in any way be construed at any time or for any purpose as an admission by the parties that either of them has acted wrongfully with respect to the others.
     22. Waiver. The failure of a party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of any provision of this Agreement must be in a written instrument signed and delivered by the party waiving the provision.
     23. Attorneys’ Fees. Should any legal action be commenced arising out of this Agreement, the prevailing party in any such action shall be entitled to an award of attorneys’ fees incurred therein.
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Signatures on Following Page]

     By signing below, the parties acknowledge that they have carefully read and fully understand all of the provisions of this Agreement and that they are voluntarily entering into this Agreement.

KONA GRILL, INC., a Delaware corporation

Dated:	By

Its

Dated:

C. Donald Dempsey